Exhibit 99.1

ELECTRUM SPECIAL ACQUISITION CORPORATION SHAREHOLDERS APPROVE EXTENSION OF DATE TO CONSUMMATE A BUSINESS COMBINATION

NEW YORK--(BUSINESS WIRE)–Electrum Special Acquisition Corporation (NASDAQ: ELEC), a blank check acquisition company (the “Company”), announced today that its shareholders have approved an extension of the date by which it must complete a business combination to October 8, 2017 (the “Extension”). The Company’s shareholders also approved an amendment to the Company’s investment management trust agreement, dated June 10, 2015, by and between the Company and Continental Stock Transfer & Trust Company, to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from June 10, 2017 to October 8, 2017.

Following redemptions of 3,031,985 of the Company’s shares in connection with the Extension, a total of approximately $170.7 million will remain in the Company’s Trust Account. In connection with the Extension, the Company’s sponsor agreed to contribute to the Company as a loan $0.025 for each public share that was not redeemed in connection with the shareholder vote to approve the Extension, for each calendar month, or portion thereof, that is needed by the Company to complete a business combination (the “Contribution”). The Contribution will increase the pro rata portion of the funds available in the Trust Account in the event of the consummation of a business combination or a liquidation from approximately $10.05 per share to approximately $10.15 per share, assuming the Company takes the entire time through October 8, 2017 to complete a business combination. The first Contribution will be deposited into the Trust Account no later than June 17, 2017 to fund the calendar month through July 10, 2017. If the Company’s sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate and the Company will dissolve and liquidate in accordance with its Memorandum and Articles of Association.

About Electrum Special Acquisition Corporation

Electrum Special Acquisition Corporation is a blank check company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning a potential business combination and additional deposits into the Trust Account for the benefit of its shareholders. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. The Company cannot assure you that the Company’s sponsor will determine to make the Contribution in subsequent calendar months.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2017, annual report on Form 10-K for the fiscal year ended November 30, 2016 and quarterly report on Form 10-Q for the quarterly period ended February 28, 2017, which are available, free of charge, at the SEC’s website at www.sec.gov.

Contacts

Media:

Gasthalter & Co.

Nathaniel Garnick/Kevin FitzGerald

(212) 257-4170